                                                               Exhibit No. 11(a)

                  COMPUTATION FOR PRIMARY EARNINGS PER SHARE
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                (AMOUNTS IN MILLIONS EXCEPT FOR PER-SHARE DATA)
                                   UNAUDITED

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
                                                     Three Months Ended        Six Months Ended
                                                          June 30                  June 30
                                                          -------                  -------
                                                    1997         1996        1997          1996
                                                    ----         ----        ----          ----
Common Stock and Common Stock Equivalents
-----------------------------------------
Average number of common shares outstanding
  including shares issuable under stock
  options                                           41.3         37.2        41.4          37.3
                                                    ====         ====        ====          ====

Adjustments to Earnings
-----------------------
Net Earnings                                       $58.9        $30.6      $104.4         $66.9
Less:
   Dividend requirement on Series A
    convertible preferred stock                      --           4.4         --            8.8
Plus:
     Tax benefit on dividends paid on
      unallocated preferred shares                   --           1.0         --            2.0
                                                    ----         ----        ----          ----

Pro forma earnings available for common
----------------------------------------
shareholders                                       $58.9        $27.2      $104.4         $60.1
------------                                       =====        =====      ======         =====

Earnings per share of common stock                 $1.43        $0.73       $2.53         $1.61
----------------------------------                 =====        =====       =====         =====
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